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                                                                  EXHIBIT 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 4, 1997 accompanying the consolidated financial statements of DSP Technology Inc. and subsidiaries appearing in the 1997 Annual Report of the Company to its shareholders and accompanying schedule included in the Annual Report on Form 10-K for the year ended January 31, 1997 which are incorporated by reference in the Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thorton LLP

San Jose, California
April 29, 1997